UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2024

AMERICAN HOMES 4 RENT

AMERICAN HOMES 4 RENT, L.P.

(Exact name of registrant as specified in its charter)

American Homes 4 Rent	Maryland	001-36013	46-1229660
American Homes 4 Rent, L.P.	Delaware	333-221878-02	80-0860173
	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Pilot Road

Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, $.01 par value	AMH	New York Stock Exchange
Series G perpetual preferred shares of beneficial interest, $.01 par value	AMH-G	New York Stock Exchange
Series H perpetual preferred shares of beneficial interest, $.01 par value	AMH-H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 26, 2024, American Homes 4 Rent, L.P. (the “Operating Partnership”) completed the previously announced offering of $500,000,000 aggregate principal amount of 5.500% Senior Notes due 2034 (the “Notes”).

The Operating Partnership previously entered into an Indenture, dated as of February 7, 2018 (the “Base Indenture”), between the Operating Partnership, as issuer, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”). In connection with the issuance of the Notes, the Operating Partnership entered into the Eighth Supplemental Indenture dated as of June 26, 2024 (the “Eighth Supplemental Indenture”) relating to the Notes (the Eighth Supplemental Indenture, together with the Base Indenture, the “Indenture”), between the Operating Partnership and the Trustee.

The Notes were issued at 99.455% of par value with a coupon of 5.500% per annum. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2025. The Notes will mature on July 15, 2034. The Notes are the Operating Partnership’s unsecured and unsubordinated obligations and rank equally in right of payment with all of the Operating Partnership’s existing and future unsecured and unsubordinated indebtedness.

Under limited circumstances, the Indenture will require certain of the Operating Partnership’s subsidiaries and American Homes 4 Rent (the “Company”) to guarantee the Notes in the future if, and for so long as, such subsidiary or the Company, as the case may be, guarantees the Operating Partnership’s obligations under its revolving credit facility.

The Operating Partnership may redeem the Notes in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) a “make-whole” amount and (ii) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the date of redemption. If the Notes are redeemed on or after April 15, 2034 (three months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains certain covenants that, among other things, limit the ability of the Operating Partnership, subject to exceptions, to incur secured and unsecured indebtedness and to consummate a merger, consolidation or sale of all or substantially all of its assets. In addition, the Indenture requires the Operating Partnership to maintain total unencumbered assets of at least 150% of total unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become due and payable.

The foregoing description is a summary of the terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Eighth Supplemental Indenture (including the form of Notes), copies which are respectively attached as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on June 9, 2023 (File Nos. 333-272547 and 333-272547-01), a base prospectus, dated June 9, 2023, and prospectus supplement, dated June 18, 2024, filed by the Operating Partnership with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 7, 2018, between American Homes 4 Rent, L.P. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrants’ Current Report on Form 8-K filed February 7, 2018).

4.2	Eighth Supplemental Indenture, dated as of June 26, 2024, between American Homes 4 Rent, L.P. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: June 26, 2024		AMERICAN HOMES 4 RENT

	By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer

Date: June 26, 2024		AMERICAN HOMES 4 RENT, L.P.

	By:	American Homes 4 Rent, its General Partner

	By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer